Exhibit 10.1

LOAN CONVERSION AGREEMENT

by and between

Leo Motors, Inc.

and

Leo Motors Co., Ltd.

Dated as of July 6, 2015

LOAN CONVERSION AGREEMENT

THIS AGREEMENT is made on July 6, 2015

BETWEEN:

Leo Motors (hereinafter “LEOM”) a corporation incorporated in Nevada, USA and having its principal executive office at 3F Bokwang Bldg., Seowoonro 6 Gil 14, Seocho-Gu, Seoul, Korea;

AND:

Leo Motors Co., Ltd, (hereinafter “LEK”), a corporation incorporated in the Republic of Korea and having its principal executive office at 85 Sangokdong-Ro, Hanam-Si, Gyeonggi-Do, Korea;

WHEREAS:

The “LEOM” wishes to acquire new shares of the “LEK” by converting its credits to the “LEK” made on March 20, 2015, June 3, 2015, , and June 29, 2015 which amounts are 253,708,213 Korean Won in total, into 2,537,081 shares of the common stocks of “LEK.”

ARTICLE I

Credits and Conversion

Section 1.1   “LEOM” lent 86,861,280 Korean Won on March 20, 2015, 83,065,000 Korea Won on June 3, 2015, and 83,781,933 Korean Won on June 29, 2015 in total 253,708,213 Korean Won to “LEK.”

Section 1.2    Both parties agree that “LEOM” credits of 253,708,213 Korean Won to “LEK” into the common stocks of “LEK” like followings:

86,861,280 Korean Won: 868,612 shares

83,065,000 Korean Won: 830,650 shares

83,781,933 Korean Won: 837,819 shares

Total: 2,537,081 shares

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF “LEK”.

The “LEK” represents and warrants to “LEOM” as of the date hereof that:

Section 2.1   Existence and Power. The “LEK” is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of Korea. The “LEK” has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 2.2    Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the “LEK”, and this Agreement is a valid and binding obligation of the “LEK”, enforceable against it in accordance with their terms.

Section 2.3    Board Approvals. The transactions contemplated by this Agreement, including without limitation the issuance of the Shares and the compliance with the terms of this Agreement, have been unanimously adopted, approved and declared advisable unanimously by the Board of Directors of the “LEK”. The Audit Committee of the Board of Directors of the “LEK” has unanimously and expressly approved, and the Board of Directors of the “LEK” has unanimously agreed to issue the Shares without seeking a shareholder vote.

Section 2.4 Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation by the “LEK” of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Restated Articles of Incorporation or Bylaws of the “LEK” or the articles of incorporation, charter, bylaws or other governing instrument of any Subsidiary of the “LEK”.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF “LEOM”

“LEOM” represents and warrants to the “LEK” as of the date hereof that:

Section 3.1 Existence and Power. “LEOM” is duly organized and validly existing under the laws of the state of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

Section 3.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of “LEOM”, and this Agreement is a valid and binding obligation of “LEOM”, enforceable against it in accordance with its terms.

Section 3.3 Valid Issuance. The “LEOM”’s Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the “LEOM”’s Shares will be validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights.

Section 3.4 Non-Contravention. The execution, delivery and performance of this Agreement will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the organizational or governing documents of “LEOM”.

ARTICLE IV

TERMINATION

This Agreement may be terminated at any time prior to the completion of executing this Agreement by “LEOM” if (a) an order, injunction or decree shall have been issued by any court or agency of competent jurisdiction and shall be no appealable, or other law shall have been issued preventing or making illegal either (i) the completion of the conversion or the other transactions contemplated by this Agreement, or (ii) “LEOM”’s unrestricted and unlimited right to vote the shares or (b) the Merger Agreement terminates pursuant to its terms.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party.

Section 5.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the “LEK” and “LEOM”. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.4 Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 5.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Republic of Korea.  The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in court located in Seoul, South Korea.

Section 5.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 5.7 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 5.9 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Leo Motors, Inc.

By:

/s/ Shil Chul Kang

Name:          Shil Chul Kang

Title:            Co-CEO and Chairman

Leo Motors, Inc.

By:

/s/ Jun Heng Park

Name:          Jun Heng Park

Title:            Co-CEO and President

Leo Motors Co., Ltd.

By:

/s/ Jeong Youl Choi

Name:          Jeong Youl Choi

Title:            CEO